UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2024

______________________________

First Trust/abrdn Global Opportunity Income Fund

(Exact name of registrant as specified in its charter)

Massachusetts	811-21636	73-6357662
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

120 East Liberty Drive, Suite 400 Wheaton, Illinois (Address of principal executive offices)	60187 (zip code)

Registrant’s telephone number, including area code: (630) 765-8000

_____________________________________________________

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Common stock, $0.01 par value per share	FAM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

First Trust/abrdn Global Opportunity Income Fund (“FAM”) is filing herewith a press release issued on March 7, 2024, as Exhibit 99.1. The press release was issued by First Trust Advisors L.P. (“FTA”) to announce the joint special meeting of shareholders of each of First Trust High Income Long/Short Fund (NYSE: FSD) and First Trust/abrdn Global Opportunity Income Fund (NYSE: FAM) (each, a “Fund” and collectively, the “Funds”) held on March 7, 2024 has been adjourned in order to permit additional solicitation of shareholders of each Fund and to allow shareholders additional time to vote on the respective reorganizations of the Funds with and into abrdn Income Credit Strategies Fund (“ACP”). The joint special meeting of shareholders of the Funds will reconvene on Thursday, April 18, 2024, at 12:30 Central time in the offices of FTA at 120 East Liberty Drive, Suite 400, Wheaton, Illinois (the “Meeting”). Details regarding the merger are contained in the press release included herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description
99.1	Press Release, dated March 7, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2024		FIRST TRUST/ABRDN GLOBAL OPPORTUNITY INCOME FUND

	By:	/s/ W. Scott Jardine
	Name	W. Scott Jardine
	Title:	Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated March 7, 2024.